EXHIBIT 32.2

NET TALK.COM, INC.

CERTIFICATION PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(b) OF THE
SECURITIES EXCHANGE ACT OF 1934,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q for the three and six months ended March 31, 2011 of Net Talk.com, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Guillermo Rodriguez, Chief Financial Officer of the Company, certify pursuant to Rule 13a-14(b) or 15d-14(b) of the Securities and Exchange Act of 1934, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Guillermo Rodriguez
Guillermo Rodriguez
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: May 16, 2011